UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

June 5, 2012
____________________________

TANDY BRANDS ACCESSORIES, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-18927 (Commission File Number)	75-2349915 (IRS Employer Identification No.)
3631 West Davis, Suite A Dallas, Texas 75211 (Address of principal executive offices and zip code)

(214) 519-5200
(Registrant's telephone
number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c)).

Item 1.01	Entry Into a Material Definitive Agreement.

On August 25, 2011, Tandy Brands Accessories, Inc. (the “Company”), along with its Canadian subsidiary, H. A. Sheldon Canada, Ltd., entered into a Credit and Security Agreement with Wells Fargo Bank, National Association (the “Lender”) providing terms and conditions governing certain loans and other credit accommodations extended by the Lender to the Company (together with all addenda, amendments, exhibits and schedules, the “Credit Agreement”).

On June 5, 2012, the Company and the Lender entered into a Third Amendment to Credit  and Security Agreement and Consent (the “Amendment”).  The Amendment had the effect of modifying the Company’s borrowing base to support the Company’s continued growth in its seasonal Gifts business.  In addition, in order to take advantage of identified near term cost savings opportunities, the Amendment increased the Company’s capital expenditures cap to a maximum of $3,000,000 for the fiscal year ending June 30, 2013 and $2,000,000 for other fiscal years.

As part of the Amendment, the Lender also gave its consent for the Company to enter into a factoring facility pursuant to which the Company may sell certain accounts receivable to Bank of America, N.A.  The Amendment added definitions related to the factoring facility and modified the definitions of “Eligible Accounts”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.

Date: June 11, 2012	By:	/s/ Chuck Talley
Chuck Talley Chief Financial Officer